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EXHIBIT 21.1

                      SUBSIDIARIES OF ALTRA HOLDINGS, INC.

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NAME OF SUBSIDIARY                                                                JURISDICTION OF ORGANIZATION
------------------                                                                ----------------------------
Altra Industrial Motion, Inc.                                                               Delaware

-    American Enterprises MPT Corp.                                                         Delaware

          -    Nuttall Gear L L C                                                           Delaware

-    American Enterprises MPT Holdings, L.P.                                                Delaware

          -    Ameridrives International, L.P.                                              Delaware

-    Boston Gear LLC                                                                        Delaware

-    The Kilian Company                                                                     Delaware

          -    Kilian Manufacturing Corporation                                             Delaware

                    -    3091780 Nova Scotia Company                                   Nova Scotia, Canada

                              -    Kilian Canada, ULC                                  Nova Scotia, Canada

-    Warner Electric LLC                                                                    Delaware

          -    Formsprag LLC                                                                Delaware

-    Warner Electric Technology LLC                                                         Delaware

-    Warner Electric International Holding, Inc.                                            Delaware

          -    Warner Electric (Holdings) SAS                                                France

                    -    Warner Electric Europe SAS                                          France

          -    Warner Electric Group GmbH                                                    Germany

                    -    Warner Electric Verwaltungs GmbH                                    Germany

                    -    Stieber GmbH                                                        Germany

          -    Warner Electric (Netherlands) Holding, B.V.                                 Netherlands

                    -    Warner Electric Australia Pty. Ltd.                                Australia

                    -    Warner Shui Hing Limited                                           Hong Kong

                    -    Warner Electric (Singapore) Ltd.                                   Singapore

                    -    Warner Electric (Taiwan) Ltd.                                       Taiwan

                    -    Warner Electric (Thailand) Ltd.                                    Thailand

          -    Warner Electric UK Group Ltd.                                             United Kingdom

                    -    Warner Electric UK Holding Ltd.                                 United Kingdom

                              -    Wichita Company Ltd.                                  United Kingdom

                    -    Hay Hall Holdings Limited                                       United Kingdom

                              -    The Hay Hall Group Limited                            United Kingdom

                                        -    Matrix International, Ltd.                  United Kingdom

                                        -    Matrix International GmbH                       Germany

                              -    Inertia Dynamics, LLC                                    Delaware

                              -    Bibby Group Ltd.                                      United Kingdom

                                        -    Bibby Transmissions Ltd.                    United Kingdom

                                                  -    Bibby Turboflex SA                 South Africa

                                                  -    Scandicom AB                          Sweden

                                                  -    Turboflex Ltd.                    United Kingdom

                                                            -    Torsiflex Ltd.          United Kingdom

                                                  -    Rathi Turboflex Pty Ltd                India

                                        -    Huco Power Transmission, Ltd.               United Kingdom
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
                                        -    Huco Engineering Industries Ltd.            United Kingdom

                                                  -    Dynatork Air Motors Ltd.          United Kingdom

                                                  -    Dynatork, Ltd.                    United Kingdom

                                        -    Twiflex Ltd.                                United Kingdom

                                                  -    Safetek Ltd.                      United Kingdom
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